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                                   ARTHUR
                                  ANDERSEN



                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the inclusion in this Registration Statement on Form S-4 (File No.'s 333-58837 and 333-58837-01) of our reports, dated February 9, 1998 (except as to Note 20, which is as of July 10, 1998), on our audit of the consolidated financial statements and schedules of International Comfort Products Corporation.


/s/ Arthur Andersen & Co.


September 4, 1998
Mississauga, Canada